UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 10, 2010
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4810 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On March 10, 2010, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the fourth quarter and fiscal 2009.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	March 10, 2010 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: March 10, 2010	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	March 10, 2010 Press Release by Kratos Defense & Security Solutions, Inc.

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES FOURTH QUARTER AND FISCAL 2009 FINANCIAL RESULTS

•	2009 Revenues increase 16.9% to $334.5 million
•	Fourth Quarter Revenues increase to $75.2 million, 2.6% over prior year
•	2009 EBITDA of $24.7 million and EBITDA margin rate of 7.4% increases 35% over 2008
•	Fourth Quarter 2009 EBITDA of $6.0 million, EBITDA margin rate increases to 8.7% for Kratos’ Government Business, and increases to 8% overall;
•	Fourth quarter Pro forma EPS of $0.05; GAAP Net Income of $0.4 million, and GAAP Earnings per Share of $0.02.
•	2009 cash flow generated from operations $26.2 million; Fourth quarter cash flow generated from operations $3.0 million

SAN DIEGO, CA, March 10, 2010 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security, Information Technology Assurance and Public Safety Solutions provider, today reported 2009 revenues of $334.5 million, a 16.9 percent increase over the prior year. Kratos’ Government Solutions business segment, where Kratos performs its Department of Defense and National Security related work, grew 23% year over year.  Fourth quarter 2009 revenues increased to $75.2 million, a 2.6 percent increase over fourth quarter 2008 revenues.  The Company reported fourth quarter 2009 EBITDA of $6.0 million, or 8.0% of revenues, a 13.2 percent increase over the previous year’s fourth quarter EBITDA of $5.3 million, or 7.2% of revenues.  Kratos’ Government Solutions business segment, generated 2009 fourth quarter pro forma EBITDA of 8.7%. Also in the fourth quarter, Kratos’ Public Safety and Security business segment returned to profitability, and contributed to the overall EBITDA of the Corporation.   The Company generated fourth quarter pro forma EPS of $.05, excluding a $0.7 million interest charge for the acceleration of deferred financing costs, which resulted from the Company’s early pay down of debt, with a net of tax impact of $0.4 million.  Fourth quarter GAAP net income was $0.4 million, and earnings per share of $0.02.

For 2009, Kratos generated cash flow from operations of $26.2 million, with fourth quarter cash flow generated from operations of $3.0 million.  During 2009 the Company reduced its days sales outstanding from 107 to 95 days.

As of December 27, 2009, the Company had reduced its total bank debt to approximately $54.4 million, down from $78.8 million at the end of 2008.  Net debt of the Company at December 27, 2009 was $46.4 million, including cash on hand at year end of $9.9 million.

The Company reported total backlog of approximately $565 million at December 27, 2009, and a qualified bid and proposal pipeline of $1.5 billion.  The Company does not include any amounts in backlog from its numerous GWAC, GSA or other similar types of contract vehicles.

Fourth quarter revenue highlights include contributions from Gun Range and Weapon Systems related work at Dahlgren for the US Navy and other customers, various Weapons Systems Sustainment, Preset and Reset work, Aegis Readiness Assessment Vehicle (ARAV) work related to Ballistic Missile Defense programs,  Net Work Management, Protection and Information Assurance program work, including the Company’s proprietary NeuralStar Product, C5ISR related work including work on various Sensors, and Work Force Management, Training and Performance Measurement Work on various contracts for the United States Navy and other customers.  Fourth quarter revenue also included contributions from the Digital Fusion, Inc. (DFI) acquisition, which was completed in December 2008.  Revenue increases were offset by reductions in the Company’s commercial and Public Safety & Security system integration business, which has been negatively impacted by the current adverse economic environment, as well as the planned and anticipated reductions of small business and other set aside contract work from previously acquired companies, pass through work and other contract work and the impact of in-sourcing by the Government in the Company’s Government Solutions segment.

Eric DeMarco, President and Chief Executive Officer, said “We are pleased with the progress we have made in 2009, which we consider our first true year of operations of the Company we are today.  We have achieved the EBITDA margins of our comparative peer group, the Corporation has returned to sustained operational profitability and cash flow generation, and in 2009 we significantly reduced our debt.  As we begin 2010, with the recent release of the 2011 DoD Budget Proposal and the most recent Quadrennial Defense Review, we believe that our business is well positioned in areas that are National Security Priorities.”

Kratos’ contractual and operational highlights during the quarter included:

•	Foreign Military Sales Weapons Systems Support total task order funding increased to approximately $76 Million, including new fourth quarter tasking for FMS weapons systems sustainment.
•	The successful launch of the Kratos Aegis Readiness Assessment Vehicle – C (ARAV – C) Target Rocket, in support of certain Ballistic Missile Defense initiatives
•	The successful launch in November of four Aegis Readiness Assessment Vehicles (ARAV’s) in support of Joint United States and Japanese Ballistic Missile Defense Exercises.
•	Kratos’ proprietary NeuralStar Software Product was chosen to manage and protect United States Intelligence Agency Networks
•	Kratos was awarded a $5.4 million United States Navy Contract for work force training.
•	Kratos Public Security & Safety Business was awarded $16 million in new contract awards for Security, Safety and other System Integration work.

DeMarco concluded, “We completed 2009 with approximately $335 million in revenues, and the most solid bid and proposal pipeline in our Company’s history.  Though our fourth quarter revenue was somewhat impacted by continued Government procurement and contract award delays, we exceeded our profitability targets.  The contract delay issue seems to be abating somewhat with the beginning of 2010, and we have now received a very large, $48 million fully funded weapons system contract, and a number of other awards in the first quarter which we will be more formally announcing shortly.  Additionally, we are currently tracking and working on a number of new opportunities which we intend to bid on in the future, some of which are significantly larger contracts than we were previously qualified to practically pursue.  We will also continue to reduce lower margin pass-through revenues to enhance our operating margins and improve liquidity, and as we have stated before, in 2010 we expect that the effect of remaining acquired small business contracts which we can no longer perform in the prime position will be completed.  Accordingly, we are expecting 2010 EBITDA of $27 to $29 million, and we expect our 2010 revenues to be in the range of $340 to $350 million, which reflects an implied organic growth rate of approximately 10 percent, excluding the non continuing small business work we generated in 2009.  We also expect 2010 Operating Income, Net Income and EPS all to improve above 2009 performance.”

Conference Call
There will be an analyst and investor conference call conducted by the Kratos management team to discuss the fourth quarter and fiscal 2009 financial results today at 2:00 p.m., Pacific Time/5:00 p.m. Eastern Time.  The live discussion can be accessed via webcast on the Internet at www.kratosdefense.com.  There will be a replay of the webcast available on the website for those shareholders and analysts who are unable to listen to the live call.

The financial results included in this release are unaudited.  The  audited financial statements of the Company for the year ended December 27, 2009 will be included in Kratos’ Annual Report Form 10-K.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies. Principal services include C5ISR, weapon systems sustainment, military weapon range operations and technical services, network engineering services, information assurance and cyber security solutions, security and surveillance systems, and critical infrastructure design and integration. The Company is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company’s expectations regarding future financial performance, bid and proposal pipeline, performance of key contracts, market developments and timing and impact of anticipated lawsuit settlement. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of increases in the Federal Government initiatives related to in-sourcing; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership if our stock could limit future utilization of our Net Operating Losses; and risks that the current economic environment will adversely impact our business. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 28, 2008, and in other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EPS excluding interest charge, EBITDA and pro forma EBITDA and the associated margin rates, are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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Kratos Defense & Security Solutions
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 27,	December 28,	December 27,	December 28,
	2009	2008	2009	2008

Revenues	$ 75.2	$ 73.3	$ 334.5	$ 286.2

Cost of revenues	58.2	57.0	265.2	228.0
Gross profit	17.0	16.3	69.3	58.2

Selling, general and administrative expenses	11.4	12.2	45.4	42.3
Recovery of unauthorized issuance of stock options,
stock option investigation & related fees, and
settlement of derivative litigation	-	(2.9)	(0.2)	(4.5)
Impairment of goodwill	-	105.8	41.3	105.8
Research and development	0.5	0.4	1.8	0.9
Impairment of assets and adjustment to the liability for
unused office space	-	0.6	0.6	0.3
Depreciation	0.4	0.5	1.7	1.7
Amortization of intangible assets	1.3	1.4	5.7	4.9
Operating income (loss)	3.4	(101.7)	(27.0)	(93.2)
Interest expense, net	(2.7)	(2.5)	(10.4)	(10.0)
Other income (expense), net	0.3	(2.2)	0.1	(1.5)
Income (loss) from continuing operations before income taxes	1.0	(106.4)	(37.3)	(104.7)
Provision (benefit) for income taxes	0.5	(2.1)	1.0	(0.7)
Income (loss) from continuing operations	0.5	(104.3)	(38.3)	(104.0)
Income (loss) from discontinued operations, net of taxes	(0.1)	(5.5)	(3.2)	(7.1)
Net income (loss)	$ 0.4	$ (109.8)	$ (41.5)	$ (111.1)

Basic income (loss) per common share:
Income (loss) from continuing operations	$ 0.03	$ (9.84)	$ (2.76)	$ (11.18)
Income (loss) from discontinued operations, net of taxes	0.00	(0.52)	(0.23)	(0.77)
Net income (loss)	$ 0.03	$ (10.36)	$ (2.99)	$ (11.95)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$ 0.03	$ (9.84)	$ (2.76)	$ (11.18)
Income (loss) from discontinued operations, net of taxes	(0.01)	(0.52)	(0.23)	(0.77)
Net income (loss)	$ 0.02	$ (10.36)	$ (2.99)	$ (11.95)

Weighted average common shares outstanding
Basic	15.9	10.6	13.9	9.3
Diluted	16.1	10.6	13.9	9.3

EBITDA (1)	$ 6.0	$ 5.3	$ 24.7	$ 18.2

Note: (1) EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (minus) the income (loss) from discontinued
operations, interest expense, net other income (expense) related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, impairment of goodwill, stock option investigation and related fees and recovery of unauthorized issuance of stock options and the adjustment to the liability for unused office space and derivative settlement.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provded to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income to EBITDA.

Reconciliation of Net income (loss) to EBITDA is as follows:

	Three Months Ended		Twelve Months Ended
	December 27,	December 28,	December 27,	December 28,
	2009	2008	2009	2008

Net income (loss)	$ 0.4	$ (109.8)	$ (41.5)	$ (111.1)
(Income) loss from discontinued operations	0.1	5.5	3.2	7.1
Impairment of goodwill	-	105.8	41.3	105.8
Interest expense, net	2.7	2.5	10.4	10.0
Other (income) expense related to SWAP instruments	(0.3)	2.1	(0.1)	1.7
Provision (benefit) for income taxes	0.5	(2.1)	1.0	(0.7)
Depreciation	0.7	0.7	2.6	2.4
Stock compensation	0.6	0.3	1.7	1.1
Recovery of unauthorized issuance of stock options, stock option
investigation & related fees, and settlement of derivative litigation	-	(2.9)	(0.2)	(4.5)
Impairment of assets and adjustment to the liability for
unused office space	-	0.6	0.6	0.3
Write-off of rate variances	-	1.2	-	1.2
Amortization of intangible assets	1.3	1.4	5.7	4.9

EBITDA	$ 6.0	$ 5.3	$ 24.7	$ 18.2

	-more-

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Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Twelve Months Ended
	December 27,	December 28,	December 27,	December 28,
	2009	2008	2009	2008
Revenues:
Government Solutions	$ 67.7	$ 64.7	$ 304.3	$ 246.7
Public Safety & Security	7.5	8.6	30.2	39.5
Total revenues	$ 75.2	$ 73.3	$ 334.5	$ 286.2

Depreciation and amortization
Government Solutions	$ 1.7	$ 1.8	$ 7.5	$ 6.4
Public Safety & Security	0.3	0.3	0.8	0.9
Total depreciation and amortization	$ 2.0	$ 2.1	$ 8.3	$ 7.3

Operating income (loss) from continuing operations:
Government Solutions	$ 4.2	$ (103.4)	$ (23.6)	$ (97.3)
Public Safety & Security	(0.1)	(0.7)	(1.4)	0.6
Other activities	(0.7)	2.4	(2.0)	3.5
Total operating income (loss) from continuing operations	$ 3.4	$ (101.7)	$ (27.0)	$ (93.2)

Note: Other activities in 2008 include stock compensation expense, a benefit from insurance proceeds received for items previously expensed, and a benefit related to a change in estimate for the Company's unused office space. Other activities in 2009 include stock compensation expense, an expense related to a change in estimate for the Company's unused office space and a benefit from the estimated settlement of the derivative lawsuits.
The operating loss for the Government Solutions segment for the year ended December 27, 2009 and December 28, 2008 includes a goodwill impairment charge of $41.3 million and $105.8 million, respectively.
	-end-

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